                                                                    EXHIBIT 99.1

[NABORS INDUSTRIES LOGO]


             NABORS POSTS RECORD QUARTER WITH EPS OF $0.68 VS $0.25

HOUSTON, TEXAS, OCTOBER 23, 2001, NABORS INDUSTRIES INC. (AMEX: NBR) today announced its results for the third quarter and nine months ended September 30, 2001. Income derived from operating activities(1) for the quarter totaled $165.5 million versus $59.3 million in the same period last year and $160.9 million in the second quarter of this year. Net income was $108.2 million or $0.68 per diluted share versus $38.7 million or $0.25 per diluted share last year. This also compares to second quarter net income of $104.0 million, or $0.63 per diluted share. For the first nine months of 2001, income derived from operating activities and net income totaled $450.4 million and $295.4 million ($1.82 per diluted share), respectively, versus $133.3 million and $82.4 million ($0.54 per diluted share) last year. Revenues and other income for the quarter and nine months were $621.1 million and $1,781.3 million, respectively, versus $369.1 million and $974.8 million last year.

Gene Isenberg, Nabors' Chairman and Chief Executive Officer commented on the quarter's results, "This quarter represented the best performance in the history of our company. Results were particularly strong early in the quarter for our US Lower 48 drilling, offshore and marine transportation businesses, giving a glimpse of powerful longer-term potential. Our top drive manufacturing and instrumentation businesses achieved record quarterly performance as well. The rapid weakening of natural gas related activity in North America during August and September restrained the quarter's results, and led to lower expectations for our US Lower 48 drilling and Gulf of Mexico workover jackup operations over the near-term. Our more oil-driven operations, international, deeper water Gulf of Mexico and Alaska performed well with good to substantially improving outlooks."

"Internationally, the quarter saw improvement relative to the second quarter with an expectation of substantial increases over the next few quarters as margins from recently deployed rigs in Latin America, Algeria and the Middle East begin to reach their potential and our two recently purchased jackup rigs commence operations. In Alaska, the outlook continues to be favorable for both drilling and construction as we enter the busiest exploration season ever scheduled and the development of satellite fields progresses."

"We look for a strong gas drilling market in Canada through the upcoming winter season, although not quite as robust as previously expected. Our Canadian unit's recent tender offer for the shares of Command Drilling Corporation, if successful, will further improve the scope and efficiency of services we provide in Canada where a number of our key US customers have an increasing presence. Our US Lower 48 well servicing business had a strong quarter with higher average margins derived from previously implemented price increases. Although over 70% of this unit's income is derived from oil-related work, the loss of some gas-related workover and completion activity should exert a dampening on their near-term outlook. Our marine transportation unit is fairing well despite the weaker jackup market in the Gulf of Mexico. All of our new deepwater-class vessels are continuing to see full utilization and stable pricing while the older platform supply vessels are slipping modestly."

"We expect to experience most of the deterioration in North American gas rig activity during the fourth quarter with utilization and pricing likely bottoming in the first half of next year. This will have an adverse impact on our consolidated results despite stability and improvements in our other markets."

"During the quarter we made additional purchases of our common stock which brings our total purchases to approximately 6.2 million shares as of the end of the quarter. This leaves approximately $150 million remaining under the current authorization."


--------
(1) "Income derived from operating activities" has historically been referred to as "operating income" by us. It is computed by subtracting: direct costs, general and administrative expenses and depreciation and amortization from operating revenues, then adding earnings from unconsolidated affiliates.

"I hope this pause in US natural gas activity will give us opportunities to utilize our strong balance sheet and cash position to advantageously acquire businesses or assets as we have done in past downturns. Meanwhile, we continue to take aggressive actions to further reduce our costs and high grade our workforce. I fully expect that we will demonstrate substantially enhanced earnings power through this down market. Further, I anticipate that the inevitable upturn in the North American gas markets will result in even higher earnings potential for Nabors."

The Nabors companies own and operate over 500 land drilling and 740 land workover and well-servicing rigs worldwide. Offshore, Nabors operates 43 platform, 15 jack-ups, and three barge rigs in the domestic and international markets. Nabors also operates 30 marine transportation and support vessels in the Gulf of Mexico. In addition, Nabors manufactures top drives and drilling instrumentation systems and provides comprehensive oilfield hauling, engineering, civil construction, logistics and facilities maintenance, and project management services. Nabors participates in most of the significant oil, gas and geothermal markets in the world.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements.

================================================================================

Nabors Industries, Inc. stock is listed on the American Stock Exchange (NBR). For further information, please contact Dennis A. Smith, Director of Corporate Development at (281) 775-8038. To request Investor Materials, call Angela Ridgell at (281) 775-8063. Nabors will conduct a conference call to discuss the quarter's results and the near-term outlook, today at 10:00 a.m. Central Time. The call can be accessed on our website at www.nabors.com.

                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
         THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                               (UNAUDITED)
                                                  ----------------------------------------------------------------------
                                                  THREE MONTHS ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                                                  ---------------------------------    ---------------------------------
                                                       2001              2000               2001              2000
                                                  ---------------    --------------    ---------------   ---------------
Revenues and other income:
   Operating revenues                                 $  593,653        $  344,506        $ 1,692,306        $  914,915
   Earnings from unconsolidated affiliates                 8,459             9,533             28,702            30,276
   Interest income                                        13,636             9,315             42,572            11,746
   Other income, net                                       5,400             5,719             17,724            17,868
                                                  ---------------    --------------    ---------------   ---------------
      Total revenues and other income                    621,148           369,073          1,781,304           974,805
                                                  ---------------    --------------    ---------------   ---------------
Costs and other deductions:
   Direct costs                                          347,966           230,492          1,020,571           620,760
   General and administrative expenses                    34,248            26,164            101,148            78,716
   Depreciation and amortization                          54,413            38,086            148,889           112,430
   Interest expense                                       15,395            10,066             42,372            26,162
                                                  ---------------    --------------    ---------------   ---------------
      Total costs and other deductions                   452,022           304,808          1,312,980           838,068
                                                  ---------------    --------------    ---------------   ---------------
Income before income taxes and extraordinary
gain                                                     169,126            64,265            468,324           136,737
                                                  ---------------    --------------    ---------------   ---------------
Income taxes:
  Current                                                 27,503             3,756             53,826            12,490
  Deferred                                                33,382            21,949            119,104            43,653
                                                  ---------------    --------------    ---------------   ---------------
    Total income taxes                                    60,885            25,705            172,930            56,143
                                                  ---------------    --------------    ---------------   ---------------
Income before extraordinary gain                         108,241            38,560            295,394            80,594
Extraordinary gain, net                                        -               147                  -             1,850
                                                  ---------------    --------------    ---------------   ---------------
Net income                                            $  108,241        $   38,707         $  295,394        $   82,444
                                                  ===============    ==============    ===============   ===============

Earnings per share:
   Basic :
      Before extraordinary gain                             $.75              $.26              $2.03              $.56
      Extraordinary gain, net                                  -                 -                  -               .01
                                                  ---------------    --------------    ---------------   ---------------
      Net income                                            $.75              $.26              $2.03              $.57
                                                  ---------------    --------------    ---------------   ---------------
   Diluted(1):
     Before extraordinary gain                              $.68              $.25              $1.82              $.53
     Extraordinary gain, net                                   -                 -                  -               .01
                                                  ---------------    --------------    ---------------   ---------------
     Net income                                             $.68              $.25              $1.82              $.54
                                                  ---------------    --------------    ---------------   ---------------

Weighted average number of shares outstanding:
  Basic                                                  143,610           146,062            145,615           143,660
                                                  ===============    ==============    ===============   ===============
  Diluted                                                167,384           162,396            170,318           151,711
                                                  ===============    ==============    ===============   ===============
Income derived from operating activities(2)           $  165,485        $   59,297         $  450,400        $  133,285
                                                  ===============    ==============    ===============   ===============


(1) Diluted earnings per share for the three months and nine months ended September 30, 2001, reflects the assumed conversion of our $825 million and $1.381 billion zero coupon convertible senior debentures, as the conversion in the periods would have been dilutive. As a result of the assumed conversion, to calculate diluted earnings per share for the three months and nine months ended September 30, 2001, net income is adjusted to add back interest expense relating to the debentures totaling $5.35 million and $14.67 million, respectively, on an after-tax basis. This adjusted net income is then divided by the sum of: (1) the weighted average number of shares of common stock outstanding used for the basic computation, (2) the net effect of dilutive stock options and warrants, and (3) for the three months and nine months ended September 30, 2001, 18.6 million and
17.4 million shares of common stock, respectively, assumed to be issued upon conversion of the debentures.

Diluted earnings per share for the three months ended September 30, 2000, equals net income plus $2.2 million of after tax interest expense incurred on the $825 million, zero coupon convertible senior debentures, issued in June 2000, divided by the weighted average common shares outstanding, after giving effect to dilutive stock options and warrants, as well as 8.9 million shares assumed to be issued on conversion of the notes. The notes were not assumed to be converted for the nine months ended September 30, 2000 as the effect on earnings per share would have been anti-dilutive.

(2) "Income derived from operating activities" has historically been referred to as "operating income" by us. It is computed by subtracting: direct costs, general and administrative expenses, and depreciation and amortization from operating revenues, then adding earnings from unconsolidated affiliates.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 30, 2001 AND DECEMBER 31, 2000
                          (IN THOUSANDS, EXCEPT RATIOS)

                                                    (UNAUDITED)
                                                    SEPTEMBER 30,      DECEMBER 31,
                                                        2001              2000
                                                  -----------------  ----------------
ASSETS
Cash and marketable securities                         $   600,348       $   336,251
Accounts receivable, net                                   501,036           350,302
Other current assets                                       124,994           117,063
                                                  -----------------  ----------------
     Total current assets
                                                         1,226,378           803,616
Property, plant and equipment, net                       2,240,750         1,821,392
Long-term marketable securities                            488,420           214,702
Goodwill, net                                              191,197           192,181
Other long-term assets                                     118,134           104,977
                                                  -----------------  ----------------
     Total assets                                      $ 4,264,879       $ 3,136,868
                                                  =================  ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term obligations               $     2,510       $     3,554
Other current liabilities                                  381,249           275,625
                                                  -----------------  ----------------
     Total current liabilities
                                                           383,759           279,179
Long-term obligations                                    1,715,889           854,777
Other long-term liabilities                                387,656           196,444
                                                  -----------------  ----------------
     Total liabilities
                                                         2,487,304         1,330,400
Stockholders' equity                                     1,777,575         1,806,468
                                                  -----------------  ----------------
     Total liabilities and stockholders' equity        $ 4,264,879       $ 3,136,868
                                                  =================  ================

Total cash and marketable securities                   $ 1,088,768       $   550,953
Working capital                                        $   842,619       $   524,437
Funded debt to capital ratio:
    - Gross                                                 0.49:1            0.32:1
    - Net of cash and marketable securities                 0.26:1            0.15:1
